UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2016
CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100 Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (408) 973-7884

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2016, Mr. William Cao notified Cellular Biomedicine Group, Inc. (the “Company”) of his decision to resign, for family reasons, from his post as Chief Executive Officer of the Company, effective February 6, 2016. In connection therewith, the Company and Mr. Cao mutually agreed that Mr. Cao's employment agreement, dated February 6, 2013, as amended, will not be renewed. He continues to serve as a director of the Company.

In connection with Mr. Cao’s resignation, on January 7, 2016, the board of directors of the Company elected Mr. Bizuo (Tony) Liu, the Company’s Chief Financial Officer, to serve as Interim Chief Executive Officer commencing on February 7, 2016 (Shanghai time), pending the selection of a new Chief Executive Officer.

A copy of the press release announcing the above-mentioned changes is attached hereto as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

99.1           Press Release, dated January 11, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: January 11, 2016	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu Chief Financial Officer